CUSIP No.	02081G 10 2	Page	6	of	6	Pages
EXHIBIT I
JOINT FILING AGREEMENT
          In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of the Schedule 13G filed herewith with respect to the Securities of the Issuer and further agree that the undersigned hereby execute this Agreement as of February 11, 2010.

FEDERAL INSURANCE COMPANY
/s/ W. Andrew Macan
Name:	W. Andrew Macan
Title:	Vice President and Secretary

THE CHUBB CORPORATION
/s/ W. Andrew Macan
Name:	W. Andrew Macan
Title:	Vice President and Secretary